LIST OF SUBSIDIARIES	Exhibit 21

	Date of Incorporation	Jurisdiction of
Name of Company	or Acquisition	Incorporation	Ownership
American Advanced Biofuels Company LLC	2009	Delaware	100%
SunOpta Investments Inc.	2009	Federal Canada	100%
MCP MG Serbien SAS	2008	France	66.4%
Cooperatie SunOpta U.A.	2008	The Netherlands	100%
The Organic Corporation B.V.	2008	The Netherlands	100%
SunOpta Food (Dalian) Co., Ltd.	2008	China	100%
Trabocca B.V.	2008	The Netherlands	65%
Supreme Small Holders Coffee PLC	2008	Ethiopia	52%
Internamtrade B.V.	2008	The Netherlands	100%
Tradin Organics USA, Ltd.	2008	Delaware	100%
Tradin Organic Agriculture B.V.	2008	The Netherlands	100%
Opta Minerals A.B.	2008	Sweden	66.4%
Opta Minerals A.S.	2008	Slovakia	66.4%
Sun Reach Investments Ltd.	2008	Hong Kong	100%
Colorado Sun Oil Processing LLC	2008	Colorado	50%
Nungessor GMBH	2008	Germany	30%
SunOpta BioProcess Inc.	2007	Federal Canada	100%
Servicios SunOpta, S. De R. L.De C.V.	2007	Mexico	100%
SunOpta de Mexico, S. De R. L.De C.V.	2007	Mexico	100%
SunOpta Fruit Group Inc.	2007	California	100%
SunOpta Global Organic Ingredients, Inc.	2007	California	100%
Newco a.s.	2007	Slovakia	66.4%
Sellet Hulling Corporation PLC	2007	Ethiopia	35%
SunOpta BioProcess USA Inc.	2006	Delaware	100%
MTI 01 – 2006 Inc.	2006	Delaware	66.4%
Magnesium Technologies Corporation	2006	Michigan	66.4%
OPM 01 – 2006 Inc.	2006	Delaware	66.4%

Bimac Inc.	2006	Michigan	66.4%
SunOpta Food Group LLC	2004	Delaware	100%
Sunrich LLC	2004	Minnesota	100%
SunOpta Holdings Inc.	2004	Delaware	100%
Opta Minerals Inc.	2004	Federal Canada	66.4%
Opta Minerals (USA) Inc.	2004	Delaware	66.4%
1510146 Ontario Inc.	2002	Ontario	100%
SunOpta Ingredients, Inc.	2002	Delaware	100%
3060385 Nova Scotia Company	2002	Nova Scotia	100%
Drive Organics Corp.	2002	British Columbia	100%
SunOpta LLC	2002	Delaware	100%
International Materials & Supplies, Inc.	2002	Virginia	66.4%
SunOpta LP	2001	Delaware	100%
Virginia Materials Inc.	2001	Delaware	66.4%
Temisca Inc.	2000	Quebec	66.4%
SunOpta Aseptic, Inc.	2000	Minnesota	100%